U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: February 15, 2006


                              URANIUM ENERGY CORP.
        _________________________________________________________________
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
              _____________________________________________________
              (State or other Jurisdiction as Specified in Charter)


       333-127185                                        98-0399476
________________________                    ____________________________________
(Commission file number)                    (I.R.S. Employer Identification No.)


                                  Austin Centre
                           701 Brazos, Suite 500 PMB#
                               Austin, Texas 78701
                    ________________________________________
                    (Address of Principal Executive Offices)


                                  512.721.1022
                           ___________________________
                           (Issuer's telephone number)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS

Appointment of Chief Operating Officer and Director

Effective February 15, 2006, the Board of Directors of Uranium Energy Corp., a Nevada corporation (the "Company"), announced the appointment of Harry Anthony as the Chief Operating Officer and as a director of the Company. On February 15, 2006, the Board of Directors of the Company, pursuant to unanimous written consent, authorized and approved the execution of an employment agreement dated February 15, 2006 between the Company and Mr. Anthony (the "Employment Agreement").

Pursuant to the terms and provisions of the Employment Agreement: (i) Mr. Anthony shall provide duties to the Company commensurate with his executive position as the Chief Operating Officer of the Company and he will also become a member of the Board of Directors of the Company; (ii) the Company shall pay to Mr. Anthony a monthly fee of $10,000.00; (iii) the Company shall grant an aggregate of 250,000 Stock Options to Mr. Anthony to purchase shares of restricted common stock of the Company at $0.50 per share for a ten-year term; and (iv) the Employment Agreement may be terminated without cause by either the Company or Mr. Anthony by providing prior written notice of the intention to terminate at least 120 days prior to the effective date of such termination.

Mr. Anthony has over thirty years of experience in the uranium mining industry. From approximately 1997 to present, Mr. Anthony has been a consultant through Anthony Engineering Services for several major uranium companies and international agencies, which duties generally include project evaluation, operations "trouble shooter" and technical and financial expert. From approximately 1990 through 1997, Mr. Anthony was a senior vice president of Uranium Resources, Inc., where he managed all facets of operations and technical support to achieve production goals, drilling, ion exchange, reverse osmosis, software development and equipment design. His duties also included oversight of construction, technical aspects, and daily operations of plants and wellfields, budget planning and forecasting, property evaluations and reserve estimations. Mr. Anthony also previously served as the vice-president of engineering/engineering manager of Uranium Resources, Inc., and a project superintendent and project engineer for Union Carbide Corp. Mr. Anthony was on the board of directors of Uranium Resources, Inc. from 1984 through 1994. He is the author of several publications and the recipient of the awards "Distinguished Member of the South Texas Mineral Section of AIME -1987" and "1999 Outstanding Citizen of the Year - Kingsville Chamber of Commerce". Mr. Anthony received an M.S. in Engineering Mechanics in 1973 and a B.S. in Engineering Mechanics in 1969 from Pennsylvania State University.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     10.01 Employment Agreement Agreement between Uranium Energy Corp. and Harry Anthony dated February 15, 2006.


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                                   SIGNATURES


In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                           URANIUM ENERGY CORP.


Date:  February 17, 2006                   By: /s/ AMIR ADNANI
                                           _____________________________________
                                           Amir Adnani
                                           President and Chief Executive Officer